Exhibit 99.1

IRON AGE CORPORATION AND IRON AGE HOLDINGS CORPORATION ANNOUNCE SUCCESSFUL COMPLETION OF EXCHANGE OFFERS

Pittsburgh, Pennsylvania, December 2, 2003 — Iron Age Corporation, a specialty distributor of work and safety footwear (“Iron Age”), and its parent company, Iron Age Holdings Corporation (“Holdings” and collectively with Iron Age, the “Company”), are pleased to announce that they have received tenders of 100% of Holdings’ 12 1/8% Senior Discount Notes due 2009 (the “Holdings Notes”) and 100% of Iron Age’  9  7/8% Senior Subordinated Notes due 2008 (the “Iron Age Notes” and collectively with Holdings Notes the “Notes”) in the Company’s exchange offers (the “Exchange Offers”) and have consummated the Exchange Offers pursuant to the terms of the Exchange Offer documents (the “Exchange Offer Documents”) provided to the holders of Notes. Pursuant to the Exchange Offer Documents, the holders of the Notes exchanged the Notes for securities of Iron Age and IAC Holdings, Inc., a newly formed holding company (“New Holdings”) which will own 100% of Iron Age’s outstanding common stock. Holders of the Iron Age Notes will receive (1) an aggregate of approximately 95% of the outstanding common stock of New Holdings and (2) an aggregate of $8 million principal amount of 15% PIK Subordinated Convertible Secured Notes due 2008 of Iron Age (“New Notes”). The holders of the Holdings Notes will receive an aggregate of approximately 5% of the outstanding common stock of New Holdings (subject to 50% dilution upon conversion of the New Notes).

In connection with the completion of the Exchange Offers, William J. Mills, Iron Age’s President and Chief Executive Officer, stated that “this represents a new beginning for Iron Age and the start of exciting times. We can now refocus our efforts on serving our customers and gaining market share from our competitors as the economy continues to rebound.” Bart Huchel, Iron Age’s Chief Financial Officer, indicated that “Iron Age’s financial structure has been significantly strengthened with the extinguishment of more than $90.0 million in debt obligations. Further, annual debt service costs will be reduced by nearly $9.0 million. These savings will be reinvested in Iron Age, in part, in the form of capital improvements, systems development and strategic acquisitions in the safety/uniform footwear market. Iron Age was able to accomplish this out-of-court restructuring with the support of its senior lenders and trade vendors who have pledged their continuing support for the Company going forward. Wells Fargo Foothill, as agent for the senior lenders, has renewed its financial commitment to the Company through October 2007.”

Following the consummation of the Exchange Offers, the Company will be majority owned by two private investment groups; Equity Group Investments, L.L.C. (“EGI”), a Chicago based investment firm headed by financier Sam Zell, and entities managed by GSC partners, an investment fund group based in Florham Park, New Jersey, with approximately $6.0 billion of assets under management. Mark Radzik, a managing director with EGI indicated that “We are very pleased to be associated with Iron Age, which has had a long and successful history and a tremendous reputation in the footwear industry. We look forward to beginning our relationship with Iron Age and working with the management group and employees to promise its future growth.”

Certain matters within this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are intended to come within the safe harbor protection provided by those statutes and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Iron Age or Holdings to be different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained and investors are cautioned not to place undue reliance on any forward looking statements. These risks are detailed from time to time in Iron Age’s and Iron Age Holdings’ filings with the Securities and Exchange Commission.